                                                            Exhibit 11
                                                              1 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                          Three months ended
                                                            September 30,
                                                     ----------------------------
                                                         1994           1993
                                                     -------------  -------------
Income before extraordinary items..................  $      275.7   $      386.7
Extraordinary items................................      (2,150.0)          (8.2)
                                                     ------------   ------------
Net income (loss)..................................  $   (1,874.3)  $      378.5
                                                     ============   ============

Earnings (Loss) Per Common Share
- --------------------------------
Weighted average shares outstanding................   436,286,739    435,110,010
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..     1,016,494      1,256,712
                                                     ------------   ------------
Total shares.......................................   437,303,233    436,366,722
                                                     ============   ============

Income before extraordinary items..................  $        .63   $        .89
Extraordinary items................................         (4.92)          (.02)
                                                     ------------   ------------
Net income (loss)..................................  $      (4.29)  $        .87
                                                     ============   ============

Fully Diluted Earnings (Loss) Per Common Share*
- ----------------------------------------------
Weighted average shares outstanding................   436,286,739    435,110,010
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..     1,016,494      1,401,922
                                                     ------------   ------------
Total shares.......................................   437,303,233    436,511,932
                                                     ============   ============

Income before extraordinary items..................  $        .63   $        .89
Extraordinary items................................         (4.92)          (.02)
                                                     ------------   ------------
Net income (loss)..................................  $      (4.29)  $        .87
                                                     ============   ============


*Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                             Exhibit 11
                                                               2 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                         Nine months ended
                                                           September 30,
                                                   ------------------------------
                                                        1994            1993
                                                   --------------  --------------
Income before extraordinary items and cumulative
  effect of changes in accounting principles.....   $    1,087.0    $    1,144.4
Extraordinary items..............................       (2,156.7)          (54.3)
Cumulative effect of changes in accounting
 principles......................................             --           (19.8)
                                                    ------------    ------------
Net income (loss)................................   $   (1,069.7)   $    1,070.3
                                                    ============    ============

Earnings (Loss) Per Common Share
- --------------------------------
Weighted average shares outstanding..............    436,277,798     434,793,065
Incremental shares from assumed exercise of stock
  options and payment of performance share awards        984,909       1,120,688
                                                    ------------    ------------
Total shares.....................................    437,262,707     435,913,753
                                                    ============    ============

Income before extraordinary items and cumulative
  effect of changes in accounting principles.....   $       2.49    $       2.62
Extraordinary items..............................          (4.94)           (.12)
Cumulative effect of changes in accounting
 principles......................................             --            (.04)
                                                    ------------    ------------
Net income (loss)................................   $      (2.45)   $       2.46
                                                    ============    ============

Fully Diluted Earnings (Loss) Per Common Share*
- ----------------------------------------------
Weighted average shares outstanding..............    436,277,798     434,793,065
Incremental shares from assumed exercise of stock
  options and payment of performance share awards      1,057,664       1,289,379
                                                    ------------    ------------
Total shares.....................................    437,335,462     436,082,444
                                                    ============    ============

Income before extraordinary items and cumulative
  effect of changes in accounting principles.....   $       2.49    $       2.62
Extraordinary items..............................          (4.94)           (.12)
Cumulative effect of changes in accounting
 principles......................................             --            (.04)
                                                    ------------    ------------
Net income (loss)................................   $      (2.45)   $       2.46
                                                    ============    ============

*Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.